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                                                                   Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Information" and to the use of our report dated March 13, 2001, with respect to the financial statements of Lipid Sciences, Inc., included in Amendment No. 2 to the Registration Statement (Form S-4) and related proxy statement/prospectus of NZ Corporation for the registration of 23,180,762 shares of its common stock.


                                             ERNST & YOUNG LLP


Palo Alto, California
September 19, 2001